Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-237152) of Genetic Technologies Limited of our report dated August 30, 2022 relating to the financial statements, which appears in this Form 20-F.

/s/ Grant Thornton Audit Pty Ltd
Melbourne, Australia
August 30, 2022